Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is made and entered into as of this December 9, 2024, by and between iSpecimen Inc., a Delaware corporation, and Robert Bradley Lim (the “Contractor”) through his personal corporation, 1513932 B.C. Ltd., a company incorporated under the laws of the Province of British Columbia, Canada.

1. Engagement and Scope of Services

1.1	The Company hereby retains Contractor as an independent contractor to provide strategic leadership, oversight, and advisory services as Chief Executive Officer (the “CEO”) of the Company.

1.2	Contractor’s services shall include, but are not limited to:

a.	Providing strategic advice and guidance to the Company’s executive team and Board of Directors.

b.	Overseeing and advancing Company initiatives.

c.	Performing other services as requested by the Board of Directors, which are consistent with the role of CEO.

2. Term

This Agreement shall commence on December 9, 2024, and may be terminated by the Board of Directors of the Company at any time with or without notice, and with or without cause.

3. Compensation

3.1	Annual Fee: In consideration of the services provided, the Company shall pay Contractor $270,000 USD per annum, paid in equal monthly installments of $22,500 USD. Payments will be made no later than the 10th day of each month.

4. Independent Contractor Relationship

4.1	Contractor is and shall remain an independent contractor. This Agreement does not create an employer-employee, partnership, or joint venture relationship between the parties.

4.2	Contractor shall not be eligible for any benefits the Company provides to its employees, including health insurance, retirement plans, or paid leave. Contractor shall be solely responsible for all federal, state, and local taxes on payments received.

5. Availability and Resources

5.1	Contractor agrees to be reasonably available during business hours to fulfill the services under this Agreement. Contractor may perform services remotely or on-site as required and mutually agreed upon.

5.2	Contractor shall provide his own resources, equipment, and personnel necessary to fulfill his responsibilities unless otherwise agreed in writing by the Company.

6. Confidentiality

6.1	Contractor agrees to maintain the confidentiality of all non-public information regarding the Company, its affiliates, and its business operations, except as required by law or permitted with the Company’s prior written consent.

6.2	This confidentiality obligation shall survive the termination of this Agreement and remain in effect indefinitely.

7. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding its conflict of law principles. Any disputes arising from or relating to this Agreement shall first be submitted to binding arbitration under the rules of the American Arbitration Association. Arbitration shall occur before a single arbitrator mutually selected by both parties. If arbitration does not fully resolve the matter, the parties agree that the exclusive jurisdiction for any remaining disputes shall be the courts of the State of Masachusetts.

8. Severance

If the Contractor is terminated by the Company without Cause, or in the event that the Contractor terminates this Agreement for Good Reason, the Company agrees to provide the Contractor with severance payment equivalent of $67,500 USD.

9. Entire Agreement

This Agreement, along with any exhibits or addenda attached hereto, constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, and negotiations concerning the subject matter hereof.

10. Amendments

Any amendments to this Agreement shall be in writing and signed by both parties.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company: iSpecimen Inc.

Per:	/s/ Avtar Dhaliwal
Name: Avtar Dhaliwal
Title: Member of Board of Directors

The Contractor: Robert Bradley Lim

Per:	/s/ Robert Bradley Lim
Name: Robert Bradley Lim
Title: Chief Executive Officer